Exhibit 10.38

                      FIRST AMENDMENT TO THIRD AMENDED AND
                   RESTATED SENIOR LOAN AND SECURITY AGREEMENT

     This First Amendment to Third Amended and Restated Senior Loan and Security Agreement ("First Amendment") entered into as of November 17, 1998, by and among INTERPOOL, INC. ("Interpool"), INTERPOOL LIMITED ("Limited"), INTERPOOL FINANCE CORP. ("Finance") and TRAC LEASE, INC. ("TracLease"), each with an address at 211 College Road East, Princeton, New Jersey 08540 (each a "Borrower" and collectively "Borrowers"), FIRST UNION NATIONAL BANK (successor by merger to CORESTATES BANK, N.A.) ("First Union"), a national banking corporation, in its capacity as agent ("Agent") and as lender, PNC Bank, National Association, a national banking corporation, in its capacity as co-agent and as lender ("PNC"), BankBoston, N.A., a national banking corporation, in its capacity as co-agent and as lender ("BankBoston") (singly, each PNC and BankBoston is a "Co-Agent" and collectively, both are "Co-Agents"), along with each of the other lenders listed on the signature pages hereof and the First Amended Schedule A attached hereto and made a part hereof, in their capacity as lenders (singly, each, including First Union, PNC and BankBoston in their capacity as lenders, is a "Lender" and collectively, they are referred to as "Lenders").

                                   BACKGROUND

     A. On or about December 19, 1997, Borrowers, Agent, and PNC, as Co-Agent, and CoreStates Bank, N.A., PNC, The Sumitomo Bank Limited ("Sumitomo"), Summit Bank, ABN AMRO Bank N.V., Union Bank of California, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia ("Nova Scotia"), as lenders (collectively "Initial Lenders"), entered into a certain Third Amended and Restated Senior Loan and Security Agreement (as amended from time to time, the "Loan Agreement") pursuant to which Initial Lenders agreed to make advances to Borrowers up to a maximum aggregate amount of $200,000,000, evidenced by each Borrower's delivery of a revolving credit note to each Initial Lender.

     B. Borrowers have requested that the Maximum Credit Limit be increased to $215,000,000 and in conjunction therewith Borrowers have requested that The Chase Manhattan Bank ("Chase") and BankBoston, N.A. ("BankBoston") become Lenders under the Loan Agreement and that BankBoston become a Co-Agent under the Loan Agreement.

     C. In addition, Sumitomo and Nova Scotia have requested that they be permitted to exit the Credit Facility as a Lender.

     D. The parties are willing to permit Chase and BankBoston to become Lenders under the Loan Agreement and to continue to make Loans and grant extensions of credit to Borrowers under the terms and conditions hereinafter set forth, which include without limitation a redistribution of the respective Lenders' Pro Rata Shares and Pro Rata Percentages.

     E. The Loans to, and other Obligations of, Trac Lease, Limited and Interpool Finance shall continue to be guaranteed by Interpool, the Obligations of Limited shall continue to be guaranteed by Interpool Finance and the Obligations of Interpool Finance shall continue to be guaranteed by Limited.

     F. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     NOW, THEREFORE, with the foregoing background incorporated by reference, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. JOINDER BY CHASE AND BANKBOSTON: Upon execution of this First Amendment by all parties hereto, (i) Chase and BankBoston (collectively "New Lenders") shall each be a party to the Loan Agreement and shall assume all of the rights and obligations of a Lender under the Loan Documents; (ii) Sumitomo shall no longer be a party to the Loan Agreement; and (iii) Nova Scotia shall no longer be a party to the Loan Agreement.

     2. AMENDMENT TO LOAN AGREEMENT:

          a. The Loan Agreement is hereby amended by deleting the definition of "Maximum Credit Limit" in its entirety and replacing it with the following:

               MAXIMUM CREDIT LIMIT - The sum of the Pro Rata Shares not to exceed $215,000,000 in the aggregate.

          b. The Current Term of the Credit Facility has been extended and shall expire on May 31, 2000.

          c. The last sentence of Section 2.4(c) of the Loan Agreement is deleted and replaced as follows:

          The fixed rate of interest quoted by the Agent will be a bid formed by unanimous consent of the Lenders.

          d. Section 9.15(b) of the Loan Agreement is deleted and replaced in its entirety as follows:

               (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend or renew the Current Term or, any payment date under the Credit Facility, (ii) decrease any interest rate on the Credit Facility, (iii) compromise or settle all or a portion of the Obligations, (iv) release any obligor from the Obligations (including without limitation, any Surety) except in connection with termination of the Credit Facility and full payment and satisfaction of all Obligations, (v) increase the Borrowing Base advance rate, (vi) modify Section 9.15(b) or (c) or Sections 3.8 or 3.9, (vii) modify the definition of Majority Lenders or SuperMajority Lenders, or (viii) increase the Maximum Credit Limit; provided, however, that Agent may increase the Maximum Credit Limit by first offering the amount of any such increase to each of the Lenders in accordance with their respective Pro Rata Percentage. To the extent any Lender(s) may choose not to increase its/their respective Pro Rata Shares by the amount attributable to its/their Pro Rata Percentage of such increase, such amount will be offered to the other Lenders on such sharing basis as Agent may reasonably establish. After each Lender choosing to increase its Pro Rata Share has agreed to do so, and in conjunction with the modification of this Agreement to reflect such increase executed by those Lenders sharing in the increase of the Credit Facility, the Lenders' Pro Rata Percentages will be adjusted accordingly and all Lenders (whether or not sharing in such increase) shall be bound by such modification.

          e. Section 9.15(e) of the Loan Agreement is deleted and replaced in its entirety as follows:

                             [INTENTIONALLY OMITTED]

          f. Section 9.17 of the Loan Agreement is deleted and replaced in its entirety as follows:

               9.17 CO-AGENTS. The parties hereto covenant and agree that BankBoston, N.A. and PNC Bank, National Association, shall be co-agents (singly, each is a "Co-Agent " and collectively, both are "Co-Agents") and shall have no rights, duties or responsibilities, except for those received, undertaken or incurred by BankBoston, N.A. or PNC Bank, National Association in their capacity as Lenders. No duty, responsibility, right or option granted to the Agent herein is delegated or transferred, in whole or in part, to the Co-Agents and no compensation payable to the Agent shall be shared with, or paid to, the Co-Agents. Co-Agents shall not be entitled to any fees or reimbursement of Expenses except as BankBoston, N.A. and/or PNC Bank, National Association shall otherwise be entitled in their capacity as Lenders. Each disclaimer, exculpation provision and indemnity contained in Section 9 of the Loan Agreement provided for the benefit of the Agent shall likewise be deemed given to and provided for the Co-Agents. Notwithstanding anything to the contrary contained in this Agreement, no amendment to this paragraph relating to or affecting BankBoston, N.A. shall be effective without the written consent of BankBoston, N.A. Notwithstanding anything to the contrary in this Agreement, no amendment to this paragraph relating to or affecting PNC Bank, National Association shall be effective without the written consent of PNC Bank, National Association.

     3. REVOLVING CREDIT NOTES: Contemporaneously with the execution hereof, each Borrower shall execute (i) a Revolving Credit Note in the principal amount of $35,000,000.00 in favor of BankBoston, (ii) a Revolving Credit Note in the principal amount of $25,000,000.00 in favor of Chase, and (iii) an Amended and Restated Revolving Credit Note in the principal amount of $10,000,000 in favor of Summit Bank, which Revolving Credit Notes (collectively "Notes") shall be delivered to Agent for delivery to BankBoston, Chase and Summit Bank respectively.

     4. AMENDED SCHEDULE A AND B: The Schedule A and Schedule B to the Loan Agreement are hereby deleted in their entirety and a First Amended Schedule A and a First Amended Schedule B, each attached to this First Amendment and made a part hereof, are substituted therefor.

     5. CONSENT TO JOINDER: Each Lender's consent to the joinder of the New Lenders as Lenders under the Loan Documents and the revised Pro Rata Shares and Pro Rata Percentages, shall be evidenced by each Lender's execution of this First Amendment.

     6. NEW LENDER REPRESENTATIONS: Each New Lender, by executing this First Amendment, hereby (a) warrants and represents that it is authorized to become a party to the Loan Documents; (b) appoints and authorizes the Agent to take such action, exercise such powers, and perform such duties under the Loan Documents as are specifically delegated to or required of such Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto; and (c) agrees that it will abide and be bound by all of the terms, covenants and agreements, and perform all of the obligations, which by the terms of the Loan Documents are required to be abided and performed by it as a Lender and shall be entitled to all the rights, benefits and privileges available or accruing to Lenders under the Loan Documents.

     7. REAFFIRMATION OF SURETIES: Each Surety, parties to those certain Second Amended and Restated Surety Agreements each dated December 19, 1997 in favor of Agent for the benefit of the Lenders, by execution hereof in its capacity as Surety, hereby consents to the amendments set forth in this First Amendment, and acknowledges that the Second Amended and Restated Surety Agreements remain in full force and effect and that each remains liable for obligations to Lenders (including the New Lenders) referenced therein under the Loan Documents, as amended hereby.

     8. BORROWERS' REPRESENTATION AND WARRANTIES:

          a. Borrowers represent and warrant that as of the date hereof no Event of Default or Unmatured Event of Default has occurred or is existing under the Loan Documents.

          b. Borrowers shall each deliver to Agent, prior to the execution hereof, certified copies of resolutions of each Borrower's board of directors authorizing increase in the Maximum Credit Limit, the execution hereof, the execution of the Notes referenced in Section 3 hereof and each other document required to be delivered in connection herewith.

          c. Borrowers represent and warrant that the execution and delivery by each Borrower of this First Amendment and performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

          d. Borrowers represent and warrant that this First Amendment, the Notes referenced in Section 3 hereof, and each other agreement, instrument or document executed and/or delivered in connection herewith, shall be valid, binding and enforceable in accordance with its respective terms.

          e. Borrowers represent and warrant that each Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by such Borrower (or any of its material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any event, occurrence or development which would reasonably be expected to materially and adversely effect its business, financial condition, Property, prospects or its ability to perform under this First Amendment or the Loan Agreement.

     9. YEAR 2000 PROBLEM: Each Borrower shall take all action within their power necessary to assure that there will be no event, occurrence or development which would reasonably be expected to materially and adversely effect its business, financial condition, Property, prospects or its ability to perform under this First Amendment or the Loan Agreement because of the Year 2000 Problem. At any Lender's request, Borrowers shall provide to such Lender assurance reasonably acceptable to such Lender that Borrowers' computer applications are Year 2000 compatible.

     10. GOVERNING LAW: This First Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     11. INTEGRATION: Except as expressly provided herein, all terms and conditions of the Loan Documents, including without limitation those certain Revolving Credit Notes and Amended and Restated Revolving Credit Notes in favor of the Initial Lenders (other than Sumitomo and Nova Scotia), remain in full force and effect, unless such terms or conditions are no longer applicable by their terms. To the extent the provisions of this First Amendment are expressly inconsistent with the provisions of the Loan Documents, the provisions of this First Amendment shall control.

     12. COUNTERPARTS: This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the day and year first above written.

                                        BORROWERS:

                                        INTERPOOL, INC.

                                        By:____________________________

                                        Attest:________________________

                                        INTERPOOL, LIMITED

                                        By:  ______________________________

                                        Attest:  __________________________

                                        TRAC LEASE, INC.

                                        By:  ______________________________

                                        Attest:  __________________________

                                        INTERPOOL FINANCE CORP.

                                        By:  ______________________________

                                        Attest:  __________________________

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                        SURETIES:

                                        INTERPOOL, INC.

                                        By:  ______________________________

                                        INTERPOOL, LIMITED

                                        By:  ______________________________

                                        INTERPOOL FINANCE CORP.

                                        By:  ______________________________

                                        Attest:  __________________________

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                        LENDERS:

                                        FIRST UNION NATIONAL BANK (successor by
                                        Merger to CORESTATES BANK, N.A.), as
                                        Agent and Lender

                                        By:____________________________

                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Co-Agent and Lender

                                        By:_____________________________

                                        BANKBOSTON, N.A., as Co-Agent and Lender

                                        By: _______________________________

                                        CHASE MANHATTAN BANK, as Lender

                                        By: _______________________________

                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        Lender

                                        By: _______________________________

                                        UNION BANK OF CALIFORNIA, N.A., as
                                        Lender

                                        By: ______________________________

                                        ABN-AMRO BANK N.V., as Lender

                                        By:_____________________________

                                        SUMMIT BANK, as Lender

                                        By:______________________________

                                  FIRST AMENDED
                                   SCHEDULE A


                                     Revolving Credit       Revolving Credit
                LENDERS               PRO RATA SHARE       PRO RATA PERCENTAGE
                -------               --------------       -------------------
First Union National Bank             $ 55,000,000.00           25.58139%
PNC Bank, National Association        $ 35,000,000.00           16.27907%
Bank Boston, N.A.                     $ 35,000,000.00           16.27907%
The Chase Manhattan Bank              $ 25,000,000.00           11.62791%
Credit Lyonnais New York Branch       $20,000,000.00            9.30233%
Union Bank of California, N.A.        $ 20,000,000.00           9.30233%
ABN-AMRO Bank N.V.                    $ 15,000,000.00           6.97674%
Summit Bank                           $ 10,000,000.00           4.65116%
                                      ---------------           --------
                                      $215,000,000.00             100%

                                  FIRST AMENDED
                                   SCHEDULE B

                              ADDRESSES OF LENDERS

First Union National Bank                                    Credit Lyonnais New York Branch
1339 Chestnut Street                                         1301 Avenue of the Americas
FC 1-8-11-24                                                 New York, NY 10019-6002
Philadelphia, PA 19101                                       Attention: Scott Chappelka, Vice President
Attention: Michael Labrum, Vice President                    Telephone: 212-261-7267
Telephone: 215-973-7045                                      Telecopy:  212-459-3179
Telecopy: 215-786-7704

PNC Bank, National Association                               Credit Lyonnais New York Branch
1600 Market Street                                           1301 Avenue of the Americas
Philadelphia, PA 19103                                       New York, NY 10019-6002
Attention: Daniel Fitzpatrick, Vice President                Attention: Alice Black, Assistant Treasurer
Telephone: 215-585-5622                                      Telephone: 212-261-7267
Telecopy: 215-585-5972                                       Telecopy:  212-459-3179

Summit Bank                                                  BankBoston, N.A.
4365 Route 1 South, 3rd Floor                                Marine Finance Group
Princeton, NJ 08543                                          100 Federal Street
Attention: Arty C. Zulawski, Sr. Vice President              Mail Code 01-08-01
Telephone: 609-243-7692                                      P.O. Box 2016
Telecopy: 609-243-9397                                       Boston, MA 062110-2016
                                                             Attention: Victor M. Garcia
ABN Amro Bank N.V.                                           Telephone: 617-434-3066
135 S. LaSalle Street                                        Telecopy: 617-434-1955
Chicago, Illinois 60674-9135
Attention: David J. Thomas, Vice President                   The Chase Manhattan Bank
 and Director of Surface Transportation                      4 Campus Drive
Telephone: 312-904-2849                                      2nd Floor
Telecopy: 312-904-2506                                       Parsippany, NJ 07054
                                                             Attention: Frank Meola, V.P.
Union Bank of California, N.A.                               Telephone: 973-734-1035
Financial Services Industries Division                       Telecopy: 973-734-1121
350 California Street, 6th Floor
San Francisco, CA 94104
Attention: Alison A. Mason, Vice President
Telephone: 415-705-7452
Telecopy:  415-705-7566